FRANK NEWMAN NAMED TO SUCCEED CHARLES SANFORD
              AS BANKERS TRUST CHAIRMAN AND CEO


     New York, Oct. 19, 1995 -- The Board of Directors of
Bankers Trust New York Corporation announced today that
Frank N. Newman has been unanimously elected to succeed
Charles S. Sanford, Jr., as chairman and chief executive officer of both the Corporation and its principal banking subsidiary, Bankers Trust Company.

     Mr. Newman was elected president today and will assume the chief executive responsibilities on January 1, 1996. He will become chairman and CEO upon Mr. Sanford's retirement on April 16, 1996, following the Corporation's annual meeting of shareholders.

     Eugene B. Shanks, Jr., has advised the Board of his decision to resign as president and as a director of Bankers
Trust effective immediately.

     "I appreciate the confidence that the Board has shown in me, and I welcome the challenge that comes with this responsibility," said Mr. Newman. "I look forward to working with the exceptionally talented, innovative and dedicated people who are Bankers Trust. As we build on Charlie Sanford's considerable achievements, our principal commitment will be to serve our clients faithfully, with the highest standards of professionalism, and our strongest conviction will be that, for Bankers Trust, the best is yet to be."

     Speaking for the Board, Director Hamish Maxwell said,
"Frank Newman has demonstrated leadership qualities of the highest order during his distinguished career as a banking executive and as a senior government official. We are confident that the future leadership of Bankers Trust is being placed in extraordinarily competent hands. We had hoped that Gene Shanks would decide to continue his service with Bankers Trust, but we understand his decision and accept it with regret."


                          - more -
     "I am disappointed, of course, that I will not have the opportunity to serve as Bankers Trust's CEO, but I will leave with a sense of accomplishment that comes from having made a contribution to the building of a strong and durable franchise, with great memories from my association with a group of exceptional people over the past 20 years, and with anticipation of new and different challenges ahead," said Mr. Shanks.

     Mr. Sanford, who announced in May of this year his plans to retire, said "Bankers Trust brings great strengths to the challenges that lie ahead: financial strength, product strength and diversity, strong local operations that form a world class global network, superb people and, in Frank Newman, an outstanding leader."

     Mr. Newman, who is 53 years old, served until last month in the Clinton Administration as deputy secretary of the Treasury under Secretaries Lloyd Bentsen and Robert Rubin. He was also chief operating officer for the Treasury Department's operating bureaus, policy offices and 160,000 employees. In recognition of his service to Treasury, Mr. Newman received the Alexander Hamilton Award, the highest honor bestowed upon department officials by the Secretary of the Treasury. He joined Treasury after 24 years in the banking industry, most recently with BankAmerica Corporation, where he was vice chairman of the Board and chief financial officer and where he played a key role in that company's growth and success from 1986 to 1993.


                           - 30 -


   For additional information, contact Doug Kidd, Bankers
                    Trust, 212-454-3532.






















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             BANKERS TRUST NEW YORK CORPORATION
                       280 PARK AVENUE
                  NEW YORK, NEW YORK 10017




Geoffrey M. Fletcher
Senior Vice President and
Principal Accounting Officer



                                             October 19, 1995




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

     Accompanying this letter is Bankers Trust New York
Corporation's report on Form 8-K dated October 19, 1995 (the
"Form 8-K"). The Form 8-K is being filed electronically through the EDGAR System.



                              Very truly yours,

                              BANKERS TRUST NEW YORK CORPORATION



                          /s/ By: GEOFFREY M. FLETCHER
                                  Geoffrey M. Fletcher
                                  Senior Vice President and
                                  Principal Accounting Officer